Exhibit 99.1

news release

Ovintiv Enters Into Agreement for Cedar LNG Capacity

DENVER, December 15, 2025 – Ovintiv Inc. (NYSE, TSX: OVV) (“Ovintiv” or the “Company”) and a subsidiary of Pembina Pipeline Corporation (“Pembina”) (TSX: PPL; NYSE: PBA) today announced the signing of a 12-year agreement (the “Agreement”) for 0.5 million tonnes per annum (“mtpa”) of Pembina’s liquefaction capacity at the Cedar LNG facility (“Cedar LNG”).

The Agreement enables the export of 0.5 mtpa of LNG, under which Pembina will provide transportation and liquefaction capacity to Ovintiv over a 12-year term, commencing with commercial operations at Cedar LNG, anticipated in late 2028. It provides Ovintiv, one of Canada’s largest natural gas producers, with access to additional export markets, complementary to the Company’s existing portfolio of natural gas transportation arrangements. Export from the west coast of Canada offers the shortest shipping distance to Asian LNG markets from North America.

“Today’s announcement marks a significant advancement in our strategy to expand market access and maximize the profitability of our Montney gas resource through participation in global LNG markets,” said Meghan Eilers, EVP of Midstream and Marketing at Ovintiv. “We are excited to partner with Pembina to supply low-cost Canadian natural gas to overseas markets, supporting energy security and global emissions reductions.”

Important information

Unless otherwise specified or the context otherwise requires, references to “Ovintiv,” “we,” “its,” “our” or to “the Company” includes reference to subsidiaries of and partnership interests held by Ovintiv Inc. and its subsidiaries.

Please visit Ovintiv’s website and Investor Relations page at www.ovintiv.com and investor.ovintiv.com, where Ovintiv often discloses important information about the Company, its business, and its results of operations.

ADVISORY REGARDING FORWARD-LOOKING STATEMENTS – This news release contains forward-looking statements or information (collectively, “forward-looking statements”) within the meaning of applicable securities legislation, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, except for statements of historical fact, that relate to the anticipated future activities, plans, strategies, objectives or expectations of the Company, including targets and initiatives, emissions reductions, expected access to additional LNG markets, and the anticipated timing of commencing with commercial operations at Cedar LNG, are forward-looking statements. When used in this news release, the use of words and phrases including “anticipate,” “strategy,” “will,” and other similar terminology are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words or phrases. Readers are cautioned against unduly relying on forward-looking statements which, are based on current expectations and by their nature, involve numerous assumptions that are subject to both known and unknown risks and uncertainties (many of which are beyond our control) that may cause such statements not to occur, or actual results to differ materially and/or adversely from those expressed or implied. These assumptions include, without limitation: future commodity prices and global LNG demand; expectations of plans, strategies and objectives of the Company, including anticipated production volumes and capital investment; the outlook of the oil and natural gas industry generally, including impacts from changes to the geopolitical environment; the impact of changes in federal, state, provincial, local and tribal laws, rules and regulations, including the impact of changes in trade policies, tariffs, and interprovincial pipeline development and capacity; and projections made in light of, and generally consistent with, the Company’s historical experience and its perception of historical industry trends; and the other assumptions contained herein.

Although the Company believes the expectations represented by its forward-looking statements are reasonable based on the information available to it as of the date such statements are made, forward-looking statements are only predictions and statements of our current beliefs and there can be no assurance that such expectations will prove to be correct. All forward-looking statements contained in this news release are made as of the date of this news release and, except as required by law, the Company undertakes no obligation to update publicly; revise or keep current any forward-looking statements. The forward-looking statements contained or incorporated by reference in this news release, and all subsequent forward-looking statements attributable to the Company, whether written or oral, are expressly qualified by these cautionary statements.

Ovintiv Inc.	1

The reader should carefully read the risk factors described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and in other filings with the SEC or Canadian securities regulators, for a description of certain risks that could, among other things, cause actual results to differ from these forward-looking statements. Other unpredictable or unknown factors not discussed in this news release could also have material adverse effects on forward-looking statements.

Further information on Ovintiv Inc. is available on the Company’s website, www.ovintiv.com, or by contacting:

Investor contact: (888) 525-0304	Media contact: (403) 645-2252

Ovintiv Inc.	2